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GLAXOSMITHKLINE plc

AND

GLAXO WELLCOME plc

AND

SMITHKLINE BEECHAM plc

AND

THE BANK OF NEW YORK,

                                As Depositary

AND

OWNERS AND HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

Amended and Restated Deposit Agreement

Dated as of December 27, 2000

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AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT, dated as of December 27, 2000 (the “Deposit Agreement”), among GLAXOSMITHKLINE plc, an English public limited company (herein called the “Company”), GLAXO WELLCOME plc, an English public limited company formerly known as Glaxo Holdings plc (“Glaxo”), SMITHKLINE BEECHAM plc, an English public limited company (“SmithKline”), and THE BANK OF NEW YORK, a New York banking corporation, as depositary hereunder (the “Depositary”), and all Owners and holders from time to time of American Depositary Receipts issued hereunder (“Receipts”).

W I T N E S S E T H:

WHEREAS, Glaxo Holdings plc, The Bank of New York, as depositary, and all holders from time to time of American Depositary Receipts issued thereunder entered into a deposit agreement dated as of October 30, 1991 (the “Glaxo Deposit Agreement”);

WHEREAS, SmithKline, The Bank of New York, as depositary, and all holders from time to time of American Depositary Receipts issued thereunder entered into a deposit agreement dated as of July 20, 1995, which was amended as of April 15, 1996 and August 26, 1997 (the “SmithKline Deposit Agreement);

WHEREAS, the Company has been formed as a new holding company and as a result of a court approved scheme of arrangement under UK law between Glaxo and SmithKline (the “Merger”), each holder of SmithKline ordinary shares will receive 0.4552 Shares (as hereinafter defined) of the Company for each ordinary share of SmithKline held by such holder and each holder of SmithKline American Depositary Shares (a “SmithKline Holder”) will receive 1.138 American Depositary Shares of the Company for each SmithKline American Depositary Share held by such holder;

WHEREAS, as a result of the Merger, each holder of Glaxo ordinary shares will receive one Share of the Company for each ordinary share of Glaxo held by such holder and each holder of Glaxo American depositary shares (a “Glaxo Holder”) will be entitled to receive one American Depositary Share of the Company for each Glaxo American depositary share held by such holder at the time of the Merger and each Glaxo American depositary share shall be deemed, without any action on the part of such holder, to represent one American Depositary Share of the Company.

WHEREAS, the Company, Glaxo and SmithKline now desire to amend and restate the Glaxo Deposit Agreement and the SmithKline Deposit Agreement to provide for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing Shares so deposited and for the execution and delivery of Receipts evidencing the American Depositary Shares;

WHEREAS, the Receipts to be issued hereafter are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement and any Receipts that heretofore have evidenced American depositary shares of Glaxo shall at the effective date of this Deposit Agreement evidence American Depositary Shares of the Company and be deemed to be issued hereunder and are amended and restated in their entirety to have the same terms as are set forth in Exhibit A hereto;

NOW, THEREFORE, in consideration of the premises, the parties hereto agree that the Glaxo Deposit Agreement and the SmithKline Deposit Agreement are hereby amended and restated to read as follows:

ARTICLE 1.
DEFINITIONS.

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.01.   The term "Company" shall mean GlaxoSmithKline plc, an English public limited company, and its successors.

SECTION 1.02.   The term "Depositary" shall mean The Bank of New York, a New York banking corporation and any successor as depositary hereunder.  The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Agreement is 101 Barclay Street, New York, New York 10286.

SECTION 1.03.   The term "Custodian" shall mean the London, England office of the Depositary, which at the date of this Agreement is located at One Canada Square, London E14 5AL, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require; and shall also mean all of them collectively.

SECTION 1.04.   The term "Deposit Agreement" shall mean this Amended and Restated Deposit Agreement, as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

SECTION 1.05.   The term "Shares" shall mean Ordinary Shares of 25p each, in registered form, of the Company, heretofore validly issued and outstanding and fully paid, non-assessable and free of any pre-emptive rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, non-assessable and free of any pre-emptive rights of the holders of outstanding Shares or interim certificates representing such Shares; provided, however, that if there shall occur any change in nominal value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.08, an exchange or conversion in respect of the Ordinary Shares of 25p each of the Company, the term "Shares" shall thereafter represent the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification or such exchange or conversion.  References to Shares shall include evidence of rights to receive Shares with respect to which the full purchase price has been paid.

SECTION 1.06.   The term "Deposited Securities" as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or a Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

SECTION 1.07.   The term "Receipts" shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares, as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

SECTION 1.08.   The term "American Depositary Shares" shall mean the rights evidenced by the Receipts issued hereunder and the interests in the Deposited Securities represented thereby.  Each American Depositary Share shall represent two (2) Shares, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

SECTION 1.09.   The term "Owner" shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose. For the purposes of Sections 4.07 and 5.03 only, the term “Owner” shall include any person holding Receipts through the GlaxoSmithKline plc Global BuyDIRECT Plan and any successor plan.

SECTION 1.10.   The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to countersign Receipts and register Receipts and transfers of Receipts as herein provided.

SECTION 1.11.   The term "dollars" shall mean United States dollars.  The term "pounds" shall mean English pounds sterling.

SECTION 1.12.   The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.  The term "Securities Exchange Act of 1934" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.13.   The term "Commission" shall mean the United States Securities and Exchange Commission or any successor governmental agency in the United States.

SECTION 1.14.   The term "Foreign Registrar" shall mean National Westminster Bank PLC, an English public limited company, which carries out the duties of registrar for the Shares of the Company or any successor as registrar for the Shares of the Company.

SECTION 1.15.   The term "foreign currency" shall mean any currency other than dollars.

SECTION 1.16.   The term "Restricted Securities" shall mean Shares, or Receipts representing such Shares, which are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 under the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D under that Act or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or which are subject to other restrictions on sale or deposit under the laws of the United States or the United Kingdom, or under a shareholder agreement or the Memorandum and Articles of Association.

ARTICLE 2.
FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION
AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

SECTION 2.01.   Form and Transferability of Receipts

Definitive Receipts shall be engraved, printed or lithographed on steel engraved borders and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.  The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts bearing the facsimile or manual signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution of such Receipts by the Registrar (if a Registrar has been appointed) or did not hold such office at the date issuance or delivery of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange or inter dealer quotation system upon which Receipts may be listed or quoted or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

The rights of any Owner with respect to Deposited Securities shall be as set forth in this Deposit Agreement and a Receipt shall not confer on an Owner any rights against the Company or the Depositary or a Custodian except as specifically provided herein.

SECTION 2.02.   Deposit of Shares

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by delivery thereof to any Custodian hereunder, properly endorsed or accompanied by any appropriate instrument or instruments of transfer, in form satisfactory to such Custodian, together with all such certifications and payments as may be required by the Depositary or such Custodian in accordance with the provisions of this Deposit Agreement, and together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares representing such deposited Shares.  No Shares shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental authority or body in the United Kingdom, if any, which is then performing the function of the regulation of currency exchange.  No Shares shall be accepted for deposit unless accompanied by payment of any United Kingdom tax or duty payable by the Depositary or the Custodian in relation to such deposit or issuance of the corresponding Receipts.  If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Foreign Registrar) are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to a Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

At the request and risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates to a Custodian for deposit hereunder.

Upon each delivery to a Custodian of a certificate or certificates for Shares, or evidence of rights to receive Shares, to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates, or evidence of rights, to the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Foreign Registrar), for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee at the cost and expense of the person making such deposit.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

SECTION 2.03.   Execution and Delivery of Receipts.

Upon receipt by any Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Company or the appointed agent of the Company for the transfer and registration of Shares, which may but need not be the Foreign Registrar, are open, a proper acknowledgment or other evidence from the Company satisfactory to the Depositary that any Deposited Securities have been recorded upon the books of the Company or the appointed agent of the Company for the transfer and registration of Shares, which may but need not be the Foreign Registrar, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be represented thereby.  Such notification shall be made by letter or, at the request and risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  Upon receiving such notice from such  Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust Office to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names and representing, in the aggregate, the number of American Depositary Shares to which such person or persons are entitled, but only upon payment to the Depositary of the fee of the Depositary for the issuance, execution and delivery of such Receipt or Receipts, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Shares.

SECTION 2.04.   Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers on its transfer books from time to time of Receipts, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by applicable law.  Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary may, with the prior approval of the Company, and shall, upon the request of the Company appoint one or more co-registrars for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-registrar may require evidence of authority and compliance with applicable laws and other requirements by holders or Owners or persons entitled thereto and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.05.   Surrender of Receipts and Withdrawal of Shares.

Upon surrender at the Corporate Trust Office of the Depositary of a Receipt evidencing American Depositary Shares for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the surrender of Receipts, and subject to the terms and conditions of this Deposit Agreement, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by such Receipt.  Delivery of such Deposited Securities may be made by the delivery of a certificate or certificates therefor, or any other appropriate evidence of title thereto, properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon the Depositary shall direct one or more of the Custodians to deliver at the principal London office of such Custodian, subject to Sections 2.06, 3.01 and 3.02, and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any cash, dividends, distributions or rights with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any cash, dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to transfer or forward any cash, rights or other property comprising, and to forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

SECTION 2.06.   Limitations on and Suspension of Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the presentor of the Receipt or the depositor of Shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or Deposited Securities being withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, Section 7.07.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld or the transfer of Receipts in particular instances may be refused, or the transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company or those maintained for the Company by the Foreign Registrar are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason subject to Section 7.07 of this Deposit Agreement.  The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

SECTION 2.07.   Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, upon the Owner thereof filing with the Depositary (a) a request for such exchange and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (b) a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary.

SECTION 2.08.   Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy Receipts so cancelled.

The Depositary agrees to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.05, of substitute Receipts delivered under Section 2.07, and of cancelled or destroyed Receipts under this Section, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York.

SECTION 2.09.   Pre-Release of Receipts.

Notwithstanding Section 2.03 hereof, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 ("Pre-Release").  The Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

ARTICLE 3.
CERTAIN OBLIGATIONS OF
OWNERS OF RECEIPTS.

SECTION 3.01.   Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, legal or beneficial ownership or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Foreign Registrar) of the Shares presented for deposit or other information, to execute and deliver such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or the Company may require by written notice to the Depositary or a Custodian.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed.  The Depositary, upon the Company's written request, shall provide the Company with copies of any such proofs of, or information as to, citizenship or residence, exchange control approval, or legal or beneficial ownership which it receives.

SECTION 3.02.   Liability of Owner for Taxes.

If any tax or other governmental charge shall become payable with respect to any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner of such Receipt to the Depositary.  The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner thereof any part or all of the Deposited Securities represented by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner of such Receipt shall remain liable for any deficiency.

SECTION 3.03.   Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, non-assessable and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that the deposit of Shares or sale of Receipts by that person is not restricted under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

SECTION 3.04.   Disclosure of Beneficial Ownership

Any person who is an Owner or holder of a Receipt, who after becoming interested (as defined in Part VI of the Companies Act 1985 of England) in any Shares (either directly or by virtue of the ownership of Receipts) is directly or indirectly interested in more than 3%, or such lesser percentage as may be required to be disclosed from time to time under any law, regulation, or practice of England, of the Shares shall, pursuant to the Companies Act 1985 of England, within 2 business days (or such lesser period as may be prescribed under such Act from time to time) after becoming so interested, send to the Company at the address set forth in Section 7.05, by registered or certified mail, the following information:

1.

the background, identity, residence, and citizenship of, and the nature of such interest of, such person and all other persons by whom or on whose behalf purchases have been or are to be effected;

2.

the number of Shares and Receipts in which such person is interested, and the number of Shares and Receipts concerning which there is a right to acquire, directly or indirectly, by (i) such person, and (ii) by each associate of such person, giving the background, identity, residence, and citizenship of each such associate;

3.

if any material change occurs in the facts set forth in the statements to the Company, an amendment shall be transmitted to the Company setting forth such changes.

When two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of an issuer, such partnership, limited partnership, syndicate or group shall be deemed a "person" for the purposes of this Section (sometimes referred to in Section 3.05 as a "connected person").  In addition, each individual person comprising a part of such partnership, limited partnership, syndicate or other group shall also be deemed a "person" for the purposes of this Section.

In determining, for the purposes of this Section, the percentage of Shares, the Shares shall be deemed to consist of the amount of the outstanding Shares, exclusive of any Shares held by or for the account of the Company or a subsidiary of the Company.

SECTION 3.05.   Compliance with Information Request.

(a)

Notwithstanding any other provision of this Deposit Agreement, each Owner and holder agrees to comply with requests (sometimes referred to herein as a "Notice") from the Company, pursuant to the Companies Act 1985 of England, Part VI Section 212, which are made to provide information as to the capacity in which such Owner or holder owns or owned Receipts and regarding the identity of any other person then or previously interested in such Receipts and the nature of such interest.

(b)

Any Owner or holder who fails to timely provide the information required by the Notice in respect of any Shares shall, in accordance with the Articles of Association of the Company, forfeit the right to (i) direct the voting of such Shares at any meeting of shareholders and (ii) exercise any other rights with respect to such Shares at any such meeting; provided, however, that in the case of any such Owner or holder so failing to comply who owns 0.25% or more of the Shares outstanding (a "Substantial Owner") the directors of the Company may, in their absolute discretion, direct, by giving notice, that such Substantial Owner shall forfeit his right to (i) receive dividends in respect of such Shares and (ii) transfer such Shares otherwise than pursuant to an Arm's Length Disposal.  Compliance with the requirements of a Notice shall be made within 14 days from the date of receipt of a Notice by an Owner.  The foregoing restriction on or limitations of rights with respect to Shares shall cease to apply whenever (i) the Owner or holder complies with the Notice or (ii) there has been an Arm's Length Disposal of such Shares or the Receipts representing such Shares.  As used in this Section 3.05(b), Arm's Length Disposal means (i) a bona fide sale or transfer to a person who is not a connected person for full value (including such a sale of Shares on a stock exchange) or, (ii) a disposal pursuant to a tender offer.

(c)

The foregoing Sections 3.04 and 3.05(a) and (b) are summaries of certain provisions of the Companies Act 1985 and the Company's Articles of Association and are in all respects qualified by the full text thereof.  Reference to ownership of Shares in said Sections 3.04 and 3.05 shall be deemed to include ownership of Receipts evidencing American Depositary Shares representing Shares.

(d)

The Depositary agrees to use its reasonable efforts to comply with written requests received from the Company requesting that the Depositary forward any such requests from the Company to the Owner of Receipts and shall have no liability whatsoever other than to use such reasonable efforts to comply with such Company's requests.

ARTICLE 4.
THE DEPOSITED SECURITIES.

SECTION 4.01.   Cash Distributions

Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution upon any Deposited Securities, the Depositary shall, subject to the provisions of this Deposit Agreement, distribute the amount thus received to the Owner on the record date set by the Depositary therefor of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively; provided that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of the Deposited Securities being not entitled, by reason of its date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) required to be withheld by either of the Company, the Custodian or the Depositary on account of taxes, or (ii) charged by the Depositary in connection with the conversion of foreign currency into U.S. dollars pursuant to Section 4.05.

In addition, notwithstanding anything to the contrary in this Deposit Agreement or the Receipts, the Company and the Depositary may make such arrangements for the payment of dividends or other cash distribution in U.S. dollars as they may agree, including, but not limited to, the following:  On the date established by the Company for declaration of a dividend payable with respect to the Shares, the Company shall establish a U.S. dollar amount for such dividend or cash distribution payable in respect of the Shares deposited hereunder.  The Depositary shall distribute such amount to Owners on the record date fixed in respect of such dividends or cash distribution in accordance with Section 4.06 of this Deposit Agreement in proportion to the number of American Depositary Shares representing Shares held by each of them, subject to adjustments as described in subclauses (a) and (b)(i) above.  The Company undertakes irrevocably to pay to the Depositary such U.S. dollar amounts as and when they become payable to Owners or as the Company and the Depositary may otherwise agree.  The provisions of Section 5.08 shall apply to acts performed or omitted in connection with this paragraph.  Owners and Beneficial Owners shall be deemed to agree that their right to any dividend or cash distribution paid in U.S. dollars in accordance with this paragraph shall be limited to the U.S. dollar amount set by the Company, as adjusted pursuant to subclauses (a) and (b)(i) above.   The Depositary shall distribute only such amount, however, as can be distributed without distributing to any Owner of a Receipt a fraction of one cent.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.  The Company or its agent will remit to the appropriate governmental authority or agency in the United Kingdom all amounts withheld and owing to such authority or agency.  The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and either the Company or the Depositary or their respective agents may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of Receipts.

SECTION 4.02.   Distributions Other Than Cash or Shares.

Subject to the provisions of Section 4.11, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04, the Depositary shall cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason (including, without limitation, a determination that such distribution in the United States would be unlawful or any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash.

SECTION 4.03.   Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Company's approval, and shall if the Company shall so request, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01.  If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

SECTION 4.04.   Rights.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to the Owners of Receipts or in disposing of such rights on behalf of such Owners and making the net proceeds available in dollars to such Owners; provided, however, that the Depositary will, if requested by the Company, take action as follows:

(i)

if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to Owners of Receipts by means of warrants or otherwise, the Depositary shall distribute warrants or other instruments therefor in such form as it may determine to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Owners; or

(ii)

if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to Owners of Receipts by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the proceeds of such sales for the account of the Owners of Receipts otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Owners because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.01.

If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Owners of Receipts and sell the securities represented by such rights, the Depositary will not offer such rights to the Owners of Receipts unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Owners of such Receipts are exempt from registration under the provisions of such Act; provided that nothing in this Deposit Agreement shall create, or be construed to create, any obligation on the part of the Company to file such a registration statement or to endeavor to have such a registration statement declared effective.

SECTION 4.05.   Conversion of Foreign Currency.

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into dollars and the resulting dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars shall be distributed to the Owners of Receipts entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into dollars incurred by the Depositary as provided in Section 5.09 of this Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars transferable to the United States, or if any approval or license of any governmental authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners of Receipts entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Owners of Receipts entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Owners of Receipts entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners of Receipts entitled thereto for whom such conversion and distribution is not practicable.

SECTION 4.06.   Fixing of Record Date.

Whenever any distribution is being made upon any Deposited Securities or any meeting of owners of Shares or other Deposited Securities is being held or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date for the determination of the Owners of Receipts evidencing the American Depositary Shares representing such Deposited Securities who shall be entitled to receive such distributions for the exercise of voting rights at any such meeting, to receive such notice or solicitation or to act in respect of such other matter.  Subject to this Deposit Agreement, only such Owners at the close of business on such record date shall be entitled to receive any such distribution or proceeds, to give such voting instructions, to receive such notice or solicitation or to act in respect of any such other matter.

SECTION 4.07.   Voting of Deposited Securities.

Upon receipt of any notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, unless otherwise requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners of Receipts a notice which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that each Owner of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of this Deposit Agreement and of law and of the Memorandum and Articles of Association of the Company and the Deposited Securities, to instruct the Depositary either (i) as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares or (ii) to irrevocably appoint such Owner of Receipts (or any other person such Owner shall name) in respect of any meeting (including any adjourned meeting) at which holders of Shares or other Deposited Securities are entitled to vote as the Depositary’s proxy to attend, vote and speak at the relevant meeting (or any adjournment thereof) in respect of the Shares or other Deposited Securities evidenced by the Receipts held by such Owner as of the close of business on the specified record date, and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given under (i) above telephonically or via the Internet, and, including an express indication that instructions may be given (or deemed given in accordance with the last sentence of this paragraph if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Company.  Upon the telephonic or written request, including requests received via the Internet, of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable either, as the case may be, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such Receipt, or, if requested in writing, to irrevocably appoint such Owner of Receipts (or such person so named by such Owner) as the Depositary’s proxy with respect to the Shares or other Deposited Securities evidenced by the Receipts held by such Owner as of the close of business on the specified record date, in accordance with the instructions set forth in such request.  The Depositary shall not (i) vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities underlying a Receipt or (ii) appoint the Owner of such Receipt a proxy with respect to such Shares or Deposited Securities, other than in accordance with the instructions (or deemed instructions) from the Owner of such Receipt.  If no instructions are received by the Depositary from any Owner with respect to any of the Shares and Deposited Securities represented by the American Depositary Shares evidenced by such Owner’s Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Shares and Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided that no such instruction shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holder of Shares.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the date established by the Depositary for return of written instructions to ensure that the Depositary will either, as the case may be, vote the Shares or Deposited Securities or appoint a proxy, in accordance with the provisions set forth in the preceding paragraph.

SECTION 4.08.   Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value, change in par value split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, unless the Company advises the Depositary to the contrary, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.09.   Reports.

The Depositary shall make available for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also send to Owners of Receipts copies of such reports when furnished by the Company pursuant to Section 5.06.

SECTION 4.10.   Lists of Receipt Owners.

Promptly upon request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary or the Registrar.

SECTION 4.11.   Withholding.

Notwithstanding any other provision in this Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Owners of Receipts entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

ARTICLE 5.
THE DEPOSITARY, THE CUSTODIANS
AND THE COMPANY.

SECTION 5.01.   Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.  The Depositary or its agent agrees to register as a foreign nominee for the purposes of this Deposit Agreement pursuant to English law.

The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts, provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Company.

If any Receipts or the American Depositary Shares represented thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar and may, with the prior approval of the Company, and shall, upon the request of the Company, appoint a Registrar or one or more co-registrars for registration of such Receipts in accordance with any requirements of such exchange or exchanges.  Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Company.

SECTION 5.02.   Prevention or Delay in Performance by the Depositary or the Company.

Neither the Depositary nor the Company shall incur any liability to any Owner or holder of any Receipt, if by reason of any provision of any present or future law of the United States or the United Kingdom or any other country, or of any other governmental authority, or by reason of any provision, present or future, of the Memorandum and Articles of Association of the Company, or of the Deposited Securities or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of this Deposit Agreement, the Memorandum and Articles of Association of the Company or the Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Owner of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

SECTION 5.03.   Obligations of the Depositary, the Custodian and the Company.

The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Owners or holders of Receipts, except that it agrees to use its best judgment and good faith in the performance of its obligations set forth in this Deposit Agreement.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Owners or holders of Receipts (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), other than that it agrees to use its best judgment and good faith in the performance of its obligations as are specifically set forth in this Deposit Agreement.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or effect of any such vote, provided that any such action or non-action is in good faith.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that the Depositary exercised its best judgment and good faith while it acted as Depositary.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.04.   Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed as Depositary by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.   Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts and all other records maintained by such predecessor in connection with this Deposit Agreement.  Any such successor depositary shall promptly mail notice of its appointment to the Owners of Receipts.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05.   The Custodians.

The Depositary has initially appointed the office of the Depositary in London, England as custodian and agent of the Depositary for the purposes of this Deposit Agreement.  The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it.  Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians approved by the Company, each of which shall thereafter be a Custodian hereunder.   Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians approved by the Company, which shall thereafter be one of the Custodians hereunder.  Upon demand of the Depositary, any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians.  Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.  Immediately upon any such change, the Depositary shall give notice thereof in writing to the Company and all Owners of Receipts.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.06.   Notices and Reports.

On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary and each Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Depositary will, at the Company's expense, arrange for the prompt transmittal by any Custodian to the Depositary of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares, and, if requested in writing by the Company, arrange for the mailing, at the Company's expense, of copies thereof to all Owners of Receipts or, at the written request of the Company, make such notices, reports and other communications available to all Owners on a basis similar to that for owners of Shares or other Deposited Securities, or on such other basis as the Company may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement.

SECTION 5.07.   Issuance of Additional Shares, etc.

The Company agrees that prior to any issuance of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into or exchangeable for Shares, or (4) rights to subscribe for such securities, the Company will promptly furnish to the Depositary a written opinion from counsel for the Company in the United States, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the circumstances of such issue are such as to make it necessary for a registration statement under the Securities Act of 1933 to be in effect prior to the delivery of the Receipts to be issued in connection with such securities or the issuance of such rights.  If in the opinion of such counsel a registration statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a registration statement in effect which will cover such issuance of securities or rights.  Notwithstanding the preceding two sentences, no such written opinion need be furnished to the Depositary in the event that the Company notifies the Depositary that a registration statement is in effect as to such Shares under the Securities Act of 1933 or, in the case of any Share option scheme of the Company, the Company notifies the Depositary that a written opinion of such counsel previously has been furnished to the Depositary to the effect that registration of Shares, or options in respect of Shares, to be issued under such scheme is in effect under the Securities Act of 1933 or is not required thereunder.

The Company agrees with the Depositary that neither the Company nor any company controlling, controlled by or under common control with, the Company will at any time deposit any Shares, either upon original issuance or upon a sale of Shares previously issued and reacquired by the Company or by any such company, unless a registration statement is in effect as to such Shares under the Securities Act of 1933, or unless the Company shall have delivered to the Depositary a written opinion from United States counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary, to the effect that registration under the Securities Act of 1933 is not required therewith.

SECTION 5.08.   Indemnification.

The Company agrees to indemnify the Depositary and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian, except for any liability or expense arising out of the negligence or bad faith of either of them or (ii) by the Company or any of its agents.

The Depositary agrees to indemnify the Company and hold it harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodian or the Registrar due to their negligence or bad faith.

SECTION 5.09.   Charges of Depositary.

The Company agrees to pay the charges and reasonable expenses of the Depositary and those of any Registrar as heretofore agreed in writing between the Company and the Depositary, but the Company shall not pay or be liable for (1) the fees of the Depositary for the execution and delivery of Receipts pursuant to Section 2.03, and the surrender of Receipts pursuant to Section 2.05, (2) taxes and other governmental charges, (3) such fees as may from time to time be in effect for the registration, exchange or transfer of Shares generally on the share register of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Foreign Registrar) in connection with the making of deposits and withdrawals hereunder and accordingly applicable to transfers of Shares to the name of the Depositary or its nominee or Custodian or its nominee on the making of deposits or withdrawals hereunder, (4) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement to be at the expense of persons depositing Shares or Owners of Receipts, and (5) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05.  The charges and reasonable expenses of the Depositary as heretofore agreed may at any time and from time to time be changed by agreement between the Company and the Depositary.  The Depositary shall present its statement for such charges and expenses to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.  The Depositary shall charge any party to whom Receipts are issued pursuant to Section 2.03 or who surrenders Receipts and withdraws Deposited Securities pursuant to  Section 2.05 a fee of $.05 or less per American Depositary Share (or portion thereof) for such issuance or cancellation, respectively, of a Receipt, except that no fee shall be charged to any party for Receipts issued upon conversion of an unsponsored receipt to a Receipt issued pursuant to this Deposit Agreement.  Except as specified in the preceding sentence or as otherwise expressly provided herein, neither the Owners or holders of Receipts nor any other party depositing or withdrawing Deposited Securities shall be required to pay any of the charges or expenses of the Depositary and those of any Registrar.  No party shall be charged any fee for the transfer, exchange or registration of a Receipt.

The Depositary, subject to Section 2.09 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

SECTION 5.10.   Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the governing statutes unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

SECTION 5.11.   Exclusivity.

The Company agrees not to appoint any other depositary for issuance of American Depositary Receipts representing American Depositary Shares so long as The Bank of New York is acting as Depositary hereunder.

SECTION 5.12.   List of Restricted Securities Owners.

From time to time, the Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially own Restricted Securities and the Company shall update that list on a regular basis.  The Company agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder.  The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

ARTICLE 6.
AMENDMENT AND TERMINATION.

SECTION 6.01.   Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.02.   Termination.

The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depository shall not have been appointed and accepted its appointment as provided in Section 5.04.  On and after the date of termination, the Owner of a Receipt, upon surrender of such Receipt at the Corporate Trust Office of the Depositary, upon the payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 (except as otherwise agreed in writing between the Company and the Depositary), and upon payment of any applicable taxes or governmental charges, will be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners which have not theretofore surrendered their Receipts, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

ARTICLE 7.
MISCELLANEOUS.

SECTION 7.01.   Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any holder or Owner of a Receipt during business hours.

SECTION 7.02.   No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.03.   Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04.   Holders and Owners as Parties; Binding Effect.

The holders and Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.05.   Notices.

Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to GlaxoSmithKline plc, Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 0NN, Attention:  Secretary or any other place to which the Company may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay, New York, New York 10286, or any other place to which the Depositary may have transferred its Corporate Trust Office.

Any and all notices to be given to any Owner of a Receipt shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

Delivery of a notice sent to the Company or the Depositary shall be deemed to be effected when received.  Delivery of a notice sent to an Owner of a Receipt by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Owner of a Receipt, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.06.   Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

SECTION 7.07.   Compliance with U.S. Securities Laws.

Notwithstanding any terms of this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States Securities laws, including, but not limited to, Section IA(1) of the General Instruction to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

SECTION 7.08.   Effective Date.

This Deposit Agreement (as herein amended and restated) shall be deemed effective as of the date the Merger is effective, which is expected to be December 27, 2000 (the “Effective Date”).

SECTION 7.09.   SmithKline Holders.

On the Effective Date, each SmithKline American depositary receipt shall thenceforth represent the right to receive, upon surrender of such SmithKline American depositary receipt, Receipts of the Company evidencing American Depositary Shares of the Company, in a ratio of 1.138 American Depositary Shares of the Company for each SmithKline American depositary share represented by such surrendered SmithKline American depositary receipt at the close of business in New York City on December 26, 2000.  The depositary shall call for the surrender of outstanding SmithKline American depositary receipts as of such date in exchange for new Receipts evidencing such American Depositary Shares.  In lieu of delivering fractional American Depositary Shares upon surrender of SmithKline American depositary receipts, the Depositary shall sell the amount of American Depositary Shares or Shares represented by the aggregate of such fractions and distribute the proceeds of such sale, net of the expenses of the Depositary, pro rata to the SmithKline holders entitled thereto.

SECTION 7.10.   Glaxo Holders.

On the Effective Date, each Glaxo American Depositary Receipt shall be deemed to represent, without any action on the part of the holder thereof, Receipts of the Company in a ratio of one American Depositary Share of the Company for each Glaxo American depositary share represented thereby at the close of business in New York City on December 26, 2000.  The Depositary shall not call for surrender of the outstanding Glaxo American depositary receipts, but shall exchange such Glaxo American depositary receipts for Receipts upon the request of the Holder thereof or upon transfer of such Glaxo American depositary receipts or otherwise in accordance with the terms of this Agreement.

SECTION 7.11.   Glaxo and SmithKline as Parties to the Deposit Agreement.

Immediately following the effectiveness of the Merger, Glaxo and SmithKline shall cease to be parties to this Deposit Agreement.

IN WITNESS WHEREOF, GLAXOSMITHKLINE plc, GLAXO WELLCOME plc, SMITHKLINE BEECHAM plc and THE BANK OF NEW YORK have duly executed this agreement as of the day and year first set forth above and all Owners of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

GLAXOSMITHKLINE plc

By:

Title:

GLAXO WELLCOME plc

By:

Title:

SMITHKLINE BEECHAM plc

By:

Title:

THE BANK OF NEW YORK,

as Depositary

By:

ARTICLE 1. DEFINITIONS.

SECTION 1.01.  Company.

SECTION 1.02.  Depositary.

SECTION 1.03.  Custodian.

SECTION 1.04.  Deposit Agreement

SECTION 1.05.  Shares

SECTION 1.06.  Deposited Securities.

SECTION 1.07.  Receipts.

SECTION 1.08.  American Depositary Shares.

SECTION 1.09.  Owner

SECTION 1.10.  Registrar.

SECTION 1.11.  Dollars.

SECTION 1.12.  Securities Act of 1933.

SECTION 1.13.  Commission.

SECTION 1.14.  Foreign Registrar.

SECTION 1.15.  Foreign Currency

SECTION 1.16.  Restricted Securities

ARTICLE 2. FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

SECTION 2.01.  Form and Transferability of Receipts

SECTION 2.02.  Deposit of Shares

SECTION 2.03.  Execution and Delivery of Receipts.

SECTION 2.04.  Transfer of Receipts; Combination and Split-up of Receipts.

SECTION 2.05.  Surrender of Receipts and Withdrawal of Shares.

SECTION 2.06.  Limitations on and Suspension of Execution and Delivery, Transfer and Surrender of Receipts.

SECTION 2.07.  Lost Receipts, etc.

SECTION 2.08.  Cancellation and Destruction of Surrendered Receipts.

SECTION 2.09.  Pre-Release of Receipts.

ARTICLE 3. CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS.

SECTION 3.01.  Filing Proofs, Certificates and Other Information.

SECTION 3.02.  Liability of Owner for Taxes.

SECTION 3.03.  Warranties on Deposit of Shares.

SECTION 3.04.  Disclosure of Beneficial Ownership

SECTION 3.05.  Compliance with Information Request.

ARTICLE 4. THE DEPOSITED SECURITIES.

SECTION 4.01.  Cash Distributions

SECTION 4.02.  Distributions Other Than Cash or Shares.

SECTION 4.03.  Distributions in Shares.

SECTION 4.04.  Rights.

SECTION 4.05.  Conversion of Foreign Currency.

SECTION 4.06.  Fixing of Record Date.

SECTION 4.07.  Voting of Deposited Securities.

SECTION 4.08.  Changes Affecting Deposited Securities.

SECTION 4.09.  Reports.

SECTION 4.10.  Lists of Receipt Owners.

SECTION 4.11.  Withholding.

ARTICLE 5. THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY.

SECTION 5.01.  Maintenance of Office and Transfer Books by the Depositary.

SECTION 5.02.  Prevention or Delay in Performance by the Depositary or the Company.

SECTION 5.03.  Obligations of the Depositary, the Custodian and the Company.

SECTION 5.04.  Resignation and Removal of the Depositary; Appointment of Successor Depositary.

SECTION 5.05.  The Custodians.

SECTION 5.06.  Notices and Reports.

SECTION 5.07.  Issuance of Additional Shares, etc.

SECTION 5.08.  Indemnification.

SECTION 5.09.  Charges of Depositary.

SECTION 5.10.  Retention of Depositary Documents.

SECTION 5.11.  Exclusivity.

SECTION 5.12.  List of Restricted Securities Owners.

ARTICLE 6. AMENDMENT AND TERMINATION.

SECTION 6.01.  Amendment.

SECTION 6.02.  Termination.

ARTICLE 7. MISCELLANEOUS.

SECTION 7.01.  Counterparts.

SECTION 7.02.  No Third Party Beneficiaries.

SECTION 7.03.  Severability.

SECTION 7.04.  Holders and Owners as Parties; Binding Effect.

SECTION 7.05.  Notices.

SECTION 7.06.  Governing Law.

SECTION 7.07.  Compliance with U.S. Securities Laws.

SECTION 7.08.  Effective Date.

SECTION 7.09.  SmithKline Holders.

SECTION 7.10.  Glaxo Holders.

SECTION 7.11.  Glaxo and SmithKline as a Party to the Deposit Agreement.